UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective October 17, 2006, PETCO Animal Supplies, Inc. (“PETCO”) and its wholly owned subsidiary, PETCO Animal Supplies Stores, Inc., executed a supplemental indenture (the “Supplemental Indenture”) with respect to its 10.75% Senior Subordinated Notes due 2001 (the “Notes”) in accordance with the terms of a cash tender offer and consent solicitation previously commenced. As previously announced, PETCO received tenders and consents from holders representing 100% of the total outstanding principal amount of the Notes.

On October 23, 2006, PETCO announced that it has extended the cash tender offer and consent solicitation. The offer, which was scheduled to expire at 9:00 a.m., New York City time, on October 23, 2006, has been extended to 9:00 a.m., New York City time, on October 26, 2006, unless otherwise extended.

A copy of the Supplemental Indenture and press release are attached hereto as Exhibits 4.1 and 99.1, respectively, and are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of October 17, 2006, by and among PETCO Animal Supplies Stores, Inc., certain affiliates and subsidiaries of PETCO Animal Supplies Stores, Inc., as guarantors, and U.S. Bank N.A., as trustee.

99.1	Press release dated October 23, 2006 issued by PETCO Animal Supplies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 23, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Jeffrey A. Pace
Jeffrey A. Pace
Vice President and Controller

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of October 17, 2006, by and among PETCO Animal Supplies Stores, Inc., certain affiliates and subsidiaries of PETCO Animal Supplies Stores, Inc., as guarantors, and U.S. Bank N.A., as trustee.

99.1	Press release dated October 23, 2006 issued by PETCO Animal Supplies, Inc.